UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A/A

(Amendment No. 1)

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF

THE SECURITIES EXCHANGE ACT OF 1934

RADIANT LOGISTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	04-3625550
(Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

405 114th Avenue S.E.
Bellevue, WA	98004
(Address of Principal Executive Offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
9.75% Series A Cumulative Redeemable Perpetual Preferred Stock, par value $.001 per share	NYSE MKT LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☐

Securities Act registration statement file number to which this form relates:

333-191974

Securities to be registered pursuant to Section 12(g) of the Act:

None

EXPLANATORY NOTE

Radiant Logistics, Inc. (the “Registrant”) is filing this Amendment No. 1 on Form 8-A (this “Amendment”) to amend its registration statement on Form 8-A, filed with the Securities and Exchange Commission (the “SEC”) on December 13, 2013 to incorporate by reference the Certificate of Designations, Preferences and Rights of 9.75% Series A Cumulative Redeemable Perpetual Preferred Stock, which was filed as Exhibit 3.6 to Amendment No. 1 to the Registrant’s Annual Report on Form 10-K/A filed with the SEC on July 15, 2015.

Item 1. Description of Registrant’s Securities to be Registered.

A description of the 9.75% Series A Cumulative Redeemable Perpetual Preferred Stock of Radiant Logistics, Inc. (the “Registrant”) to be registered pursuant to this Form 8-A is contained in the “Description of Series A Preferred Stock in this Offering” in Amendment No. 3 to the Registration Statement on Form S-1 of the Registrant (File No. 333-191974) filed with the Securities and Exchange Commission on December 6, 2013, and is incorporated herein by reference. Any prospectus or prospectus supplement to said Registration Statement that includes such description and that is subsequently filed is also incorporated herein by reference.

Item 2. Exhibits.

Exhibit No.	Description

3.1	Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to Registrant’s Form SB-2, File No. 333-99867)

3.2	Amendment to Registrant’s Certificate of Incorporation (Certificate of Ownership and Merger Merging Radiant Logistics, Inc. into Golf Two, Inc. dated October 18, 2005) (incorporated by reference to Exhibit 3.1 to Registrant’s Form 8-K filed on October 18, 2005)

3.3	Amended and Restated Bylaws (incorporated by reference to Exhibit 3.2 to Registrant’s Form 8-K filed on July 19, 2011)

3.4	Certificate of Amendment of Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to Registrant’s Form 8-K filed on February 12, 2013)

3.5	Certificate of Designations, Preferences and Rights of 9.75% Series A Cumulative Redeemable Perpetual Preferred Stock (incorporated by reference to Exhibit 3.6 to Registrant’s Form 10-K/A, filed on July 15, 2015)

Signature

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

RADIANT LOGISTICS, INC.

Date: July 16, 2015

	By:	/s/ Robert L. Hines

Name: Robert L. Hines, Jr.

Title: General Counsel

EXHIBIT INDEX

Exhibit No.	Description

3.1	Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to Registrant’s Form SB-2, File No. 333-99867)

3.2	Amendment to Registrant’s Certificate of Incorporation (Certificate of Ownership and Merger Merging Radiant Logistics, Inc. into Golf Two, Inc. dated October 18, 2005) (incorporated by reference to Exhibit 3.1 to Registrant’s Form 8-K filed on October 18, 2005)

3.3	Amended and Restated Bylaws (incorporated by reference to Exhibit 3.2 to Registrant’s Form 8-K filed on July 19, 2011)

3.4	Certificate of Amendment of Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to Registrant’s Form 8-K filed on February 12, 2013)

3.5	Certificate of Designations, Preferences and Rights of 9.75% Series A Cumulative Redeemable Perpetual Preferred Stock (incorporated by reference to Exhibit 3.6 to Registrant’s Form 10-K/A filed on July 15, 2015)